
                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            INTELLIPHARMACEUTICS LTD.

                                       AND

                            PAR PHARMACEUTICAL, INC.

                                 AUGUST 1, 2007

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                                TABLE OF CONTENTS

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1.   THE STOCK...........................................................     1
     1.1  Purchase and Sale..............................................     1
     1.2  Closing; Delivery..............................................     1
     1.3  Defined Terms Used in this Agreement...........................     1
2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................     2
     2.1  Organization, Good Standing and Qualification..................     2
     2.2  Capitalization of the Company..................................     3
     2.3  Subsidiaries and Investments in Other Entities.................     4
     2.4  Authorization..................................................     4
     2.5  Valid Issuance of Shares.......................................     4
     2.6  Governmental Consents..........................................     4
     2.7  Litigation.....................................................     5
     2.8  Intellectual Property..........................................     5
     2.9  Agreements; Actions............................................     5
     2.10 Disclosure.....................................................     6
     2.11 No Conflict of Interest........................................     7
     2.12 Rights of Registration and Voting Rights.......................     7
     2.13 Title to Property and Assets...................................     7
     2.14 Financial Statements...........................................     7
     2.15 Changes........................................................     8
     2.16 Employee Benefit Plans.........................................     9
     2.17 Tax Returns and Payments.......................................     9
     2.18 Insurance......................................................     9
     2.19 Labor Agreements and Actions...................................    10
     2.20 Confidential Information and Invention Assignment Agreements...    10
     2.21 Permits........................................................    10
     2.22 Investment Company Act.........................................    10
     2.23 Environmental and Safety Laws..................................    10
     2.24 Corporate Documents............................................    10
3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................    11
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                                TABLE OF CONTENTS
                                   (continued)

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     3.1  Authorization..................................................    11
     3.2  Purchase Entirely for Own Account..............................    11
     3.3  Disclosure of Information......................................    11
     3.4  No Public Market...............................................    11
     3.5  Legends........................................................    11
     3.6  Accredited Investor............................................    12
     3.7  No General Solicitation........................................    12
     3.8  Purchaser Can Protect Its Interest.............................    12
4.   CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING................    12
     4.1  Representations and Warranties.................................    12
     4.2  Performance....................................................    12
     4.3  Compliance Certificate.........................................    12
     4.4  Qualifications.................................................    12
     4.5  Opinion of Company Counsel.....................................    13
     4.6  Investor Rights Agreement......................................    13
     4.8  Employment Issues..............................................    13
     4.9  Secretary's Certificate........................................    13
     4.10 Proceedings and Documents......................................    13
5.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING..................    13
     5.1  Representations and Warranties.................................    13
     5.2  Performance....................................................    13
     5.3  Qualifications.................................................    13
6.   COVENANTS...........................................................    14
7.   MISCELLANEOUS.......................................................    14
     7.1  Survival of Warranties.........................................    14
     7.2  Transfer; Successors and Assigns...............................    14
     7.3  Governing Law..................................................    14
     7.4  Counterparts...................................................    14
     7.5  Titles and Subtitles...........................................    14
     7.6  Notices........................................................    15
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                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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     7.7  No Finder's Fee................................................    15
     7.8  Attorney's Fees................................................    15
     7.9  Amendments.....................................................    15
     7.10 Severability...................................................    15
     7.11 Waivers; Delays or Omissions; Remedies.........................    15
     7.12 Entire Agreement...............................................    16

EXHIBIT A   CO-SALE AGREEMENT
EXHIBIT B   INVESTOR RIGHTS AGREEMENT
EXHIBIT C   DISCLOSURE SCHEDULES
EXHIBIT D   COMPANY'S COUNSEL'S OPINION
EXHIBIT E   EMPLOYMENT AGREEMENT AMENDMENTS

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of AUGUST 1, 2007, by and between IntelliPharmaCeutics Ltd., a Delaware corporation (the "COMPANY"), and Par Pharmaceutical, Inc., a Delaware corporation (the "PURCHASER").

The parties hereby agree as follows:

1. THE STOCK.

1.1 PURCHASE AND SALE.

     (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.2 hereof) the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser 714,285 shares (the "SHARES") of Company's common stock, par value $.001 per share (the "COMMON STOCK").

     (b) The aggregate purchase price for the Shares shall be US $4,999,995, payable by the Purchaser at the Closing in immediately available funds wired to the account of the Company at Canadian Imperial Bank of Commerce, 9275 Highway 48 North, Markham, Ontario, Canada (institution number: 010; transit number: 02432; account number: 02-16615; SWIFT code: CIBCCATT).

     (c) Promptly following the Closing (as defined in Section 1.2 hereof), the Company will contribute the proceeds from the purchase and sale of the Shares to Opco (as defined in Section 1.3 hereof) and will cause Opco to use such proceeds for general corporate and working capital purposes.

1.2 CLOSING; DELIVERY.

     (a) The purchase and sale of the Shares shall take place at the offices of Gowling Lafleur Henderson LLP, Suite 1600, 1 First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1G5, at 11:00 a.m., on August 1, 2007, or at such other time and place as the Company and the Purchaser mutually agree (the "CLOSING").

     (b) At the Closing, the Company shall deliver to the Purchaser a stock certificate representing the Shares being purchased pursuant to this Agreement.

1.3 DEFINED TERMS USED IN THIS AGREEMENT. In addition to the terms defined above, the following terms used in this Agreement shall have the meanings set forth or referenced below.

"CO-SALE AGREEMENT" means the agreement between the Company, Intelli, Inc. and the Purchaser, dated as of the date of the Closing, in the form of Exhibit A attached hereto.

"COMPANY'S KNOWLEDGE" means the actual knowledge of, and the knowledge that would be obtained if reasonable inquiry into the matter in question were made by, Isa Odidi or Amina Odidi.

"DELAWARE SECRETARY OF STATE" has the meaning set forth in Section 2.2(c) below.

"FINANCIAL STATEMENTS" has the meaning set forth in Section 2.14 below.

"HAZARDOUS MATERIALS" has the meaning set forth in Section 2.23 below.

"INTELLI INC." has the meaning set forth in Section 2.2(a) below.

"INVESTOR RIGHTS AGREEMENT" means the agreement between the Company and the Purchaser, dated as of the date of the Closing, in the form of Exhibit B attached hereto.

"LAW" means any applicable law, statute or regulation of (i) the United States of America, including any state, municipality or other jurisdictional subdivision thereof, and (ii) Canada, including any province, territory or other jurisdiction subdivision thereof.

"MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 2.1(a) below.

"OPCO" has the meaning set forth in Section 2.3 below.

"PREFERRED STOCK" has the meaning set forth in Section 2.2(a) below.

"PROMISSORY NOTE" has the meaning set forth in Section 2.14 below.

"RESTATED CHARTER" has the meaning set forth in Section 2.2(c) below.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"TRANSACTION AGREEMENTS" means this Agreement and the Investor Rights Agreement.

"UNITED STATES" means the United States of America.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedules attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated.

2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, financial condition or properties of either the Company or Opco (a "MATERIAL ADVERSE EFFECT").

     (b) Opco is a corporation duly organized, validly existing and in good standing under the laws of Nova Scotia and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. Opco is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would create a Material Adverse Effect.

2.2 CAPITALIZATION OF THE COMPANY.

     (a) The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of: (i) 60,000,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.001 per share ("PREFERRED STOCK"), of which 10,850,000 shares of Preferred Stock have been designated as "SPECIAL VOTING STOCK." Immediately prior to closing, there will be (i) 5,309,659 shares of Common Stock issued and outstanding, which are held by 137 stockholders, (ii) 10,850,000 shares of Special Voting Stock issued and outstanding, all of which are held by IntelliPharmaCeutics Inc., an Ontario corporation ("INTELLI INC."), and there will be no other shares of Preferred Stock issued and outstanding other than the Special Voting Stock and (iii) no warrants or option for the purchase of shares of Common Stock shall have been reserved for issuance or granted other than as described in
          Schedule 2.2 attached hereto.

     (b) The authorized capital of Opco consists, or will consist, immediately prior to the Closing, of 10,021,700,000 shares of capital stock, consisting of (i) 10,000,000,000 shares of common stock, 15,463,333 of which are held by the Company and the only such shares outstanding, and (ii) 21,700,000 shares of preferred stock, of which (A) 10,850,000 shares have been designated as "CONVERTIBLE VOTING SHARES," all of which are outstanding and held by Intelli Inc. and (B) 10,850,000 shares have been designated as "EXCHANGEABLE Shares," none of which are outstanding.

     (c) The rights, privileges and preferences of Common Stock and Preferred Stock are as stated in the Company's Amended and Restated Certificate of Incorporation recorded in a Certificate of the Secretary of State for the State of Delaware (the "DELAWARE SECRETARY OF STATE") dated August 18, 2004 (the "RESTATED CHARTER") and in Certificates of the Delaware Secretary of State dated August 18, 2004 and August 19, 2004 respectively, with regard to the Special Voting Stock.

     (d) Except as set forth in this Section 2.2 and Schedule 2.2, as of the Closing neither the Company nor Opco shall (i) have outstanding any capital stock or other securities convertible into or exchangeable for any shares of its capital stock and no person or entity will have any right to subscribe for or to purchase (including conversion and preemptive rights), or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company or Opco; (ii) have any capital stock, equity interests or other securities reserved for issuance for any purpose (other than shares of Common Stock reserved for issuance upon exercise of options, warrants and other rights set forth in this Section 2.2); or (iii) be subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any equity securities, rights or options of the type described in the immediately preceding clause (ii). All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and have been (or will have been) issued and sold in compliance with all applicable preemptive or similar rights of all persons. No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Company.

2.3 SUBSIDIARIES AND INVESTMENTS IN OTHER ENTITIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity, except solely for its interest in IntelliPharmaCeutics Corp., a corporation amalgamated under the laws of Nova Scotia ("OPCO") described in Section 2.2(b) hereof. Except as set forth on
Schedule 2.3, the Company is not a participant in any joint venture, partnership or similar arrangement. Opco does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity.

2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and holders of capital stock necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company thereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing, and, if applicable, the Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by Law.

2.5 VALID ISSUANCE OF SHARES. The Shares, when issued, sold and delivered by the Company in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement, applicable United States federal and state securities laws, and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement and subject to the provisions of Section 2.6 below, the Shares will be issued in compliance with all applicable Laws.

2.6 GOVERNMENTAL CONSENTS. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any United States federal, state, local or other governmental authority, or Canadian federal, provincial, territorial or other governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable United States state securities laws and Regulation D of the Securities Act.

2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's Knowledge, currently threatened against the Company or Opco that (i) questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or (ii) would reasonably be expected to result (A) individually or in the aggregate, in a Material Adverse Effect, or (B) in any change in the current equity ownership of the Company or Opco, nor to the Company's Knowledge, is there is any basis for the foregoing other than the letters from Harold Paul attached hereto as Schedule 2.7. Neither the Company nor Opco is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or any government agency or instrumentality, including, without limitation, the agencies and instrumentalities of Canada and the United States. Neither any stockholders of the Company, nor any person purporting to be a stockholder of the Company, has ever brought any action, compliant or suit against the Company or, to the Company's Knowledge, against any other stockholder of the Company, related to the capital stock of the Company.

2.8 INTELLECTUAL PROPERTY. To the Company's Knowledge, each of the Company and Opco owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its and Opco's business without any conflict with, or infringement of, the rights of others. Except for licenses by Opco to manufacture drugs developed by Opco pursuant to the drug development agreements listed in Schedule 2.8, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is either of the Company or Opco bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. To the Company's Knowledge, there has been no allegation that the Company or Opco has violated or, by conducting its respective business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, nor is there any basis therefor. To the Company's Knowledge, neither any of the Company's nor any of Opco's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would restrict the employee's efforts to promote the interests of the Company or Opco, as applicable, or that would conflict with the Company's or Opco's respective business as proposed to be conducted.

2.9 AGREEMENTS; ACTIONS.

     (a) Except as set forth on Schedule 2.9(a), there are no agreements, understandings or proposed transactions between the Company and Opco or any of their respective officers, directors, affiliates, or any affiliate thereof, other than standard director and officer indemnification agreements.

     (b) Set forth on the Schedule 2.9(b) is a list of all agreements, understandings, instruments, contracts or proposed transactions to which the Company or Opco is a party or by which the Company or Opco is bound that involve (i) obligations, contingent or otherwise, of or payments to the Company or Opco to a person, corporation or entity in excess of US $100,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or Opco, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's or Opco's exclusive right to develop, manufacture, assemble, distribute, market or sell the Company's or Opco's respective products.

     (c) All of the contracts listed on Schedule 2.9(b) are in full force and effect and constitute legal, valid and binding obligations of, and are enforceable in accordance with their terms against, the Company or Opco, as applicable, and, to the Company's Knowledge, the respective other parties thereto. The Company and, to the Company's Knowledge, each other party to such contracts have performed in all materials respects all obligations required to be performed by them thereunder and are not in breach of any such agreements. The Company has delivered or made available to the Purchaser correct and complete copies of each contract set forth on Schedule 2.9(b).

     (d) Except as set forth on Schedule 2.9(d), neither the Company nor Opco has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) has outstanding any indebtedness for money borrowed or incurred any other liabilities in excess of US $50,000 individually or in excess of US $100,000 in the aggregate, other than payroll obligations for Opco's approximately 30 employees consistent with prior periods, obligations for supplies and rent consistent with prior periods all satisfied in the ordinary course (iii) has outstanding any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

     (e) For the purposes of Sections 2.9(b) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

2.10 DISCLOSURE. No representation or warranty of the Company contained in this Agreement, including the exhibits attached hereto, any certificate furnished or to be furnished to Purchaser at the Closing, and no statement made in the Company's Form SB-2 dated and filed with the United States Securities and Exchange Commission on July 6, 2007 (the "SB-2"), contains any untrue statement of a material fact and taken in aggregate the SB-2 and the information contained in this Agreement respecting the Company and Opco do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.11 NO CONFLICT OF INTEREST. Except as set forth Schedule 2.11, neither the Company nor Opco is indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's or Opco's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company or Opco or, to the Company's Knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated, other than Opco and Intelli Inc., or with which the Company or Opco has a business relationship, or any firm or corporation that competes with the Company or Opco; provided, however, that officers, directors and/or holders of capital stock of the Company or Opco may own stock in (but not exceeding five percent of the outstanding capital stock of) any publicly traded company that may compete with the Company or Opco. None of the Company's or Opco's respective officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or Opco. Neither the Company nor Opco is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. The Company is obliged to use reasonable efforts to register under the Securities Act all its presently outstanding Common Stock. Except as set forth on Schedule 2.12, to the Company's Knowledge, no holder of capital stock of the Company has entered into any agreements with respect to the voting of shares of the Company.

2.13 TITLE TO PROPERTY AND ASSETS. Except as set forth on Schedule 2.13, each of the Company and Opco owns its property and assets, if any, free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's or Opco's ownership or use of such property or assets. With respect to the property and assets it leases, each of the Company and Opco is in compliance with such leases and, to the Company's Knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

2.14 FINANCIAL STATEMENTS. The Company has made available to the Purchaser each of the audited financial statements for the Company and Opco (including balance sheet, income statement and statement of cash flows) as of and for the fiscal years ended December 31, 2004 and December 31, 2005 and December 31, 2006 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and Opco as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. All accounts and notes receivable, if any, reflected on the Financial Statements have arisen from bona fide transactions in the ordinary course of business. Except as set forth in the Financial Statements, neither the Company nor Opco has any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the respective financial condition or operating results of the Company or Opco. Except for indebtedness incurred by Opco pursuant to the promissory note described in Schedule 2.9(d) (the "PROMISSORY NOTE"), neither the Company nor Opco has any outstanding long-term indebtedness. The aggregate remaining outstanding balance owed pursuant to the such Promissory Note equals, as of the date hereof approximately US $2,100,000.

2.15 CHANGES. Except as set forth on the Schedules to this Agreement, since December 31, 2006, there has not been with respect to the Company or Opco:

     (a) any change in the assets, liabilities, financial condition or taken as a whole operating results of the Company and Opco taken as a whole, from those which are reflected in the Financial Statements, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

     (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company and Opco;

     (c) any waiver or compromise by either the Company or Opco of a valuable right or of a material debt owed to it;

     (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by either the Company or Opco, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

     (e) any material change to a material contract or agreement by which the Company or Opco, or any of their respective assets, is bound or subject;

     (f) any material change in any compensation arrangement or agreement with any employee, officer, director or holder of capital stock of either the Company or Opco;

     (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or Opco;

     (h) any resignation or termination of employment of any officer or key employee of the Company or Opco; and neither the Company nor Opco is aware of any impending resignation or termination of employment of any of its officers or key employees;

     (i) any mortgage, pledge, transfer of a security interest in, or lien created by either the Company or Opco with respect to, any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company's or Opco's respective ownership or use of such property or assets;

     (j) any loans or guarantees made by either the Company or Opco to or for the benefit of its respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

     (k) any declaration, setting aside or payment, or other distribution with respect to any of the Company's or Opco's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by either the Company or Opco;

     (l) to the Company's Knowledge, any other event or condition of any character, other than events affecting the economy or either the Company's or Opco's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

     (m) any arrangement or commitment by either the Company or Opco to do any of the things described in this Section 2.15.

2.16 EMPLOYEE BENEFIT PLANS. Schedule 2.16 sets forth all material employee benefit plans maintained, established or sponsored by the Company or Opco, or in or to which the Company or Opco participates or contributes. The Company or, as applicable, Opco has made all required contributions and has no liability to any such employee benefit plans, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of the Employee Retirement Income Security Act of 1974, as amended (or Canadian Law), and each of the Company and Opco has complied with all applicable Laws in respect of any such employee benefit plan.

2.17 TAX RETURNS AND PAYMENTS. Each of the Company and Opco has (i) filed all of their respective tax returns and reports as required by Law, which returns and reports are true and correct in all material respects; (ii) paid all respective taxes and other assessments due; and (iii) established and are maintaining current accruals that are adequate for the payment of any taxes incurred but not yet due and payable with respect to their respective property and operations through the date hereof. No waivers or extensions of any applicable statute of limitations for the assessment or collection of taxes with respect to any tax returns of the Company or Opco are currently in effect or proposed. There is no unresolved claim by a taxing authority in any jurisdiction where the Company or Opco does not anticipate to file tax returns that either the Company or Opco could reasonably be expected to be subject to taxation by such jurisdiction. There are no liens for taxes (other than for taxes not yet due and payable) upon the assets or property of the Company or Opco respectively. Opco is a "Canadian Controlled Private Corporation" for purposes of the Income Tax Act (Canada) and the Canadian scientific research and experimental development tax incentive program.

2.18 INSURANCE. The Company and Opco respectively have in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of their properties that might be damaged or destroyed.

2.19 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor Opco is bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's Knowledge, has sought to represent any of the employees, representatives or agents of the Company or Opco. There is no strike or other labor dispute involving either the Company or Opco pending or, to the Company's Knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its or Opco's employees. The employment of each officer and employee of the Company and Opco is terminable without any contractual obligations of the Company or Opco other than general obligations at law. To the Company's Knowledge, it and Opco have complied in all material respects with Laws relating to equal employment opportunity and employment. Neither the Company nor Opco is party to any material consulting agreement or similar arrangement.

2.20 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each employee and officer of the Company and Opco has executed an agreement with his or her respective employer regarding confidentiality and proprietary information substantially in the form or forms delivered to the Purchaser. To the Company's Knowledge, neither the Company's employees nor the employees of Opco are in violation of such agreements.

2.21 PERMITS. Each of the Company and Opco has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, except where the failure to do so would not have a Material Adverse Effect. Neither the Company nor Opco is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.22 INVESTMENT COMPANY ACT. Neither the Company nor Opco is, and as a result of and immediately upon Closing neither will be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

2.23 ENVIRONMENTAL AND SAFETY LAWS. To the Company's Knowledge, neither the Company nor Opco is in violation of any Law relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or Opco, or, to the Company's Knowledge, by any other person or entity on any property owned, leased or used by the Company or Opco other than common solvents and the like in reasonable quantities. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any Law or any foreign laws and regulations that govern the existence or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

2.24 CORPORATE DOCUMENTS. The current Charter Documents and Bylaws of the Company are attached as Schedule 2.24(a) and the current Charter Documents and Articles of Association of Opco and its share conditions are attached as
Schedule 2.24(b). The Company minute book and Opco minute book made available to the Purchaser contained minutes of all meetings of directors and holders of voting stock, and all actions by written consent without a meeting by the directors and holders of voting stock, since the respective date of incorporation, and accurately reflect in all materials respects all actions by the directors (and any committee of directors) and holders of voting stock with respect to all transactions referred to in such minutes.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby represents and warrants to the Company that:

3.1 AUTHORIZATION. Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, other laws of general application relating to or affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by Law.

3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is entered into with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares. By entering into this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the business, management, financial affairs of the Company and Opco and the terms and conditions of the offering of the Shares with management for the Company and Opco. The Purchaser understands that such discussions and any other written information delivered by the Company and Opco to the Purchaser were intended to describe the aspects of the business of the Company and Opco that the Company believes to be material. The foregoing, however, does not limit or modify the representations or warranties of the Company in Section 2 above or the right of Purchaser to rely thereon. In making its decision to purchase the Shares, the Purchaser has relied solely on the representations and warranties of the Company in Section 2 hereof.

3.4 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.5 LEGENDS. The Purchaser understands that the Shares may bear one or all of the following legends:

     (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

     (b)  Any legend set forth in or required by the other Transaction
          Agreements.

     (c) Any legend required by the "Blue Sky" laws of any state of the United States to the extent such laws are applicable to the shares represented by the certificate so legended.

3.6 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7 NO GENERAL SOLICITATION. Neither the Purchaser nor any of its officers, directors, employees, agents, holders of capital stock or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.8 PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its or its management's business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

4. CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 above shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer or President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 above have been fulfilled.

4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or Canada, including, if applicable, state, territorial and other governmental bodies within each country, that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5 OPINION OF COMPANY COUNSEL. The Purchaser shall have received from Shearman & Sterling LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit D.

4.6 INVESTOR RIGHTS AGREEMENT. The Company shall have executed and delivered the Investor Rights Agreement.

4.7 CO-SALE AGREEMENT. Intelli, Inc. and the Company shall have executed and delivered the Co-Sale Agreement.

4.8 EMPLOYMENT ISSUES. Isa Odidi and Amina Odidi shall have entered into amendments to their employment agreements with intellectual property assignment and non-competition agreements in the form attached hereto as Exhibit E.

4.9 SECRETARY'S CERTIFICATE. The Secretary of the Company shall deliver to the Purchaser at the Closing a certificate certifying (i) the Restated Charter, (ii) the Bylaws of the Company, and (iii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated hereby and thereby.

4.10 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 3 above shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or Canada, including, if applicable, state, territorial and other governmental bodies within each country, that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6. COVENANTS. Opco hereby covenants that, without the consent of the Purchaser, it shall not (i) alter or change the rights, preferences, or privileges of its outstanding equity securities or authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to, or on a parity with, the equity held by the Company, except for the issuance of additional common shares to the Company in exchange for the contribution of capital at the fair market value of such common shares, (ii) pay any dividend on any share of either its Convertible Voting Shares or its Exchangeable Shares without taking such actions as are necessary to ensure that the outstanding shares of Common Stock receive an equal dividend on a per-share basis, (iii) create, incur, assume or suffer to exist any contract, agreement or understanding (other than as provided in this Section 6) that in any way prohibits or restricts Opco from paying dividends or making distributions to the Company or that requires the consent of or notice to any other person in connection therewith, (iv) utilize more than US $500,000 of the funds contributed to purchase the Shares hereunder (and contributed to Opco) to pay down the outstanding indebtedness of the Promissory Note before December 31 2007, or (v) engage in any transactions with any of its Affiliates, officers, directors, or key employees, or any member of any such person's immediate family, other than arm's-length transactions on terms no less favorable than the Company would obtain in a transaction with an unrelated party. Additionally, the Company and Opco shall take all commercially reasonable actions to fully maintain, enforce and protect all of the Company's and Opco's intellectual property rights and shall use their commercially best efforts to ensure that all of the employees of the Company and Opco execute a reasonable intellectual property and invention assignment agreement.

7. MISCELLANEOUS.

7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of two (2) years from the date of this Agreement.

7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery when delivered personally or by overnight courier, or four (4) business days after being deposited in the U.S. or Canadian mail as certified or registered mail with postage prepaid, and addressed, if to the Company, to the attention of the party to be notified, or if to the Purchaser, to the attention of the General Counsel's office, at the respective party's address as set forth on the signature page below, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Gowling Lafleur Henderson LLP, Suite 1600, 100 King Street West, Toronto, Ontario M5X 1G5, or (b) if to the Purchaser, to the attention of the General Counsel's office, with a copy to R. King Milling, Jr., Esq., Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, NY 10103-0001.

7.7 NO FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee arising out of this transaction, and the costs and expenses of defending against such liability or asserted liability, for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of this transaction, and the costs and expenses of defending against such liability or asserted liability, for which the Company or any of its officers, employees or representatives is responsible.

7.8 ATTORNEY'S FEES. If any action at law or in equity, including arbitration, is brought before a court or arbitral tribunal of competent jurisdiction for the purpose of enforcing or interpreting the terms of any of the Transaction Agreements, said court or arbitral tribunal shall, in addition to any other relief to which a party may be entitled, allocate among the parties reasonable attorneys' fees, costs and necessary disbursements based on their respective fault.

7.9 AMENDMENTS. This Agreement may be amended only expressly and by a writing signed by the parties.

7.10 SEVERABILITY. If any provision in this Agreement is determined by a court or arbitral tribunal of competent jurisdiction to be invalid, void or unenforceable, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Agreement and the parties shall modify this Agreement to the extent needed to give effect to the original intention of the parties.

7.11 WAIVERS; DELAYS OR OMISSIONS; REMEDIES.

     (a) Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in a writing signed by the party against whom the waiver, permit, consent or approval is sought to be enforced against and shall be effective only to the extent specifically set forth in such writing.

     (b) No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     (c) All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative or exclusive.

7.12 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly cancelled.

                            [Signature Page Follows]

WITNESS WHEREOF, this Stock Purchase Agreement has been duly executed by each of the parties hereto as of the date first written above.

                                        INTELLIPHARMACEUTICS LTD.


                                        By: /s/ Isa Odidi
                                            ------------------------------------
                                        Name: Isa Odidi
                                        Title: CEO

                                        Address:
                                        30 Worcester Road
                                        Toronto, Ontario
                                        Canada M9W 5X2


                                        INTELLIPHARMACEUTICS INC.
                                        (solely with respect to Section 6
                                        hereof)


                                        By: /s/ Isa Odidi
                                            ------------------------------------
                                        Name: Isa Odidi
                                        Title: CEO

                                        Address:
                                        30 Worcester Road
                                        Toronto, Ontario
                                        Canada M9W 5X2


                                        PAR PHARMACEUTICAL, INC.


                                        By: /s/ Paul Campanelli
                                            ------------------------------------
                                        Name: Paul Campanelli
                                        Title: President

                                        Address:
                                        300 Tice Boulevard
                                        Woodcliff Lake, NJ 07677
                                        USA